UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGIM ROCK ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware		See below

(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer
Identification No.)
655 Broad Street, 6th Floor
Newark, New Jersey		07102

(Address of principal executive offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which	I.R.S. Employer
______to be so registered	each class is to be registered	Identification No.
PGIM S&P 500 Max Buffer ETF - January	Cboe BZX Exchange, Inc.	33-1350806

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274664(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of PGIM S&P 500 Max Buffer ETF – January, PGIM S&P 500 Max Buffer ETF – February, PGIM S&P 500 Max Buffer ETF – March, PGIM S&P 500 Max Buffer ETF – April, PGIM S&P 500 Max Buffer ETF – May, PGIM S&P 500 Max Buffer ETF – June, PGIM S&P 500 Max Buffer ETF – July, PGIM S&P 500 Max Buffer ETF – August, PGIM S&P 500 Max Buffer ETF – September, PGIM S&P 500 Max Buffer ETF – October, PGIM S&P 500 Max Buffer ETF – November and PGIM S&P 500 Max Buffer ETF - December, each a series of PGIM Rock ETF Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 30, 2024 (File Nos. 333-274664; 811-23901). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274664; 811-23901), as filed with the Securities and Exchange Commission on December 20, 2023.

2.Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a)(1) to the Registrant’s

Registration Statement on Form N-1A (File Nos. 333-274664; 811-23901), as filed with the Securities and Exchange Commission on September 25, 2023.

3.Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274664; 811-23901), as filed with the Securities and Exchange Commission on September 25, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey.

PGIM ROCK ETF TRUST

Date: December 27, 2024

By:	/s/ Debra Rubano
Name:	Debra Rubano
Title:	Assistant Secretary

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGIM ROCK ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware				See below

(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer
Identification No.)
655 Broad Street, 6th Floor
Newark, New Jersey				07102

(Address of principal executive offices)				(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class			Name of each exchange on which	I.R.S. Employer
______to be so registered			each class is to be registered	Identification No.
PGIM Laddered Nasdaq-100 Buffer 12 ETF			Nasdaq Stock Market LLC	33-1371433
PGIM Nasdaq-100	Buffer 12 ETF - January		Nasdaq Stock Market LLC	33-1351578
PGIM Nasdaq-100	Buffer 12	ETF - April	Nasdaq Stock Market LLC	33-1411856
PGIM Nasdaq-100	Buffer 12	ETF - July	Nasdaq Stock Market LLC	33-1412005
PGIM Nasdaq-100	Buffer 12	ETF - October	Nasdaq Stock Market LLC	33-1457133

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274664(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of PGIM Laddered Nasdaq-100 Buffer 12 ETF, PGIM Nasdaq-100 Buffer 12 ETF – January, PGIM Nasdaq-100 Buffer 12 ETF – April, PGIM Nasdaq-100 Buffer 12 ETF – July and PGIM Nasdaq-100 Buffer 12 ETF - October, each a series of PGIM Rock ETF Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 3 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 30, 2024 (File Nos. 333-274664; 811-23901). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274664; 811-23901), as filed with the Securities and Exchange Commission on December 20, 2023.

2.Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a)(1) to the Registrant’s

Registration Statement on Form N-1A (File Nos. 333-274664; 811-23901), as filed with the Securities and Exchange Commission on September 25, 2023.

3.Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274664; 811-23901), as filed with the Securities and Exchange Commission on September 25, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey.

PGIM ROCK ETF TRUST

Date: December 27, 2024

By:	/s/ Debra Rubano
Name:	Debra Rubano
Title:	Assistant Secretary